TO THE SECRETARY OF
AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

By Resolution received by the Secretary on July 15, 1987, the Board of Directors of American Enterprise Life Insurance Company:

         RESOLVED, That American Enterprise Life Insurance Company, pursuant to the provisions of Section 27-1-51 Section 1 Class 1(c) of the Indiana Insurance Code, established a separate account designated American Enterprise Variable Annuity Account, to be used for the Corporation's Variable Annuity contracts; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to establish such subaccounts and/or investment divisions of the Account in the future as they determine to be appropriate; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to accomplish all filings, including registration statements and applications for exemptive relief from provisions of the securities laws as they deem necessary to carry the foregoing into effect.

As President of American Enterprise Life Insurance Company, I hereby establish, in accordance with the above resolutions and pursuant to authority granted by the Board of Directors, 67 additional subaccounts within the separate account to invest in the following funds or portfolios:

AXPsm Variable  Portfolio  - Blue  Chip  Advantage  Fund (1  subaccount)
AXPsm Variable  Portfolio  - Bond Fund (2  subaccounts)
AXPsm Variable  Portfolio  - Capital Resource Fund (1 subaccount)
AXPsm Variable  Portfolio  - Cash Management Fund (2 subaccounts)
AXPsm Variable  Portfolio  - Diversified Equity Income Fund (1 subaccount)
AXPsm Variable  Portfolio  - Extra Income Fund (1 subaccount)
AXPsm Variable  Portfolio  - Federal Income Fund (1 subaccount)
AXPsm Variable  Portfolio  - Growth  Fund (2  subaccounts)
AXPsm Variable  Portfolio  - Managed  Fund (2 subaccounts)
AXPsm Variable  Portfolio  - New Dimensions Fund (1 subaccount)
AXPsm Variable  Portfolio  - Small Cap Advantage Fund (1 subaccount)
AIM V.I. Capital Appreciation Fund  (1  subaccount)
AIM V.I. Capital Development Fund  (2 subaccounts)
AIM V.I. Value  Fund  (1  subaccount)
Alliance  Premier  Growth Portfolio (2 subaccounts)
Alliance Technology Portfolio (2 subaccounts)
Alliance U.S. Government/High Grade Securities Portfolio (2 subaccounts) Baron Capital Asset Fund (2 subaccounts)
Fidelity VIP Fund III Growth & Income  Portfolio (2 subaccounts)
Fidelity VIP Fund III Mid Cap Portfolio (2  subaccounts)
Fidelity VIP Overseas  Portfolio (2 subaccounts)
FT VIP Mutual Shares  Securities Fund (1 subaccount)
FT VIP Real Estate  Securities  Fund (1 subaccount)
FT VIP Templeton International Smaller Companies Fund (2 subaccounts) Goldman Sachs VIT Capital Growth Fund (2 subaccounts)
Goldman  Sachs VIT  COREsm  U.S.  Equity  Fund (1 subaccount)
Goldman Sachs VIT Global Income Fund (1  subaccount)
Goldman Sachs VIT  International  Equity Fund (2  subaccounts)
J.P.  Morgan U.S.  Disciplined Equity  Portfolio  (2  subaccounts)
Lazard   Retirement  Equity  Portfolio  (2 subaccounts)
Lazard Retirement  International  Equity Portfolio (2 subaccounts)
MFS(R) New Discovery Series (2 subaccounts)

MFS(R) Research Series (2 subaccounts)
MFS(R)  Utilities  Series (1 subaccount)
Royce   Micro-Cap   Portfolio  (2  subaccounts)
Royce  Premier   Portfolio  (2 subaccounts)
Third Avenue Value Portfolio (2 subaccounts)
Wanger International Small Cap Fund (2 subaccounts)
Wanger U.S. Small Cap Fund (2 subaccounts)
Warburg Pincus Trust - Emerging Growth Portfolio (2 subaccounts)
Wells Fargo VT Equity Income Fund (1 subaccount)

In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of American Enterprise Life Insurance Company, the Unit Investment Trust comprised of American Enterprise Variable Annuity Account and consisting of 321 subaccounts is hereby reconstituted as American Enterprise Variable Annuity Account consisting of 388 subaccounts.



                                                    Received by the Secretary:


/s/   James E. Choat                                 /s/  William A. Stoltzmann
      James E. Choat                                      William A. Stoltzmann


                                                          Date:  11/22/99